Exhibit 23

Consent of Independent Registered Public Accounting Firm

Sears Hometown and Outlet Stores, Inc.
5500 Trillium Boulevard, Suite 501
Hoffman Estates, Illinois 60192
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-188645) of Sears Hometown and Outlet Stores, Inc. of our reports dated April 2, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Sears Hometown and Outlet Stores, Inc. appearing in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
BDO USA, LLP
Chicago, Illinois
April 2, 2015